Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110013 on Form S-8 of United Security Bancshares, Inc. of our report dated June 29, 2011, relating to the financial statements and supplemental schedule of the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) as of December 31, 2010 and 2009 and for the year ended December 31, 2010, which appears in this Form 11-K.

/s/ Carr, Riggs & Ingram, LLC

Dothan, Alabama

June 29, 2011